Exhibit 99.1

Nuvve Provides Fourth Quarter and Full Year 2022 Financial Update
Investor Conference Call to be Held Today at 10:00 AM Eastern Time (7:00 AM PT)

SAN DIEGO, CA - March 31, 2023 — Nuvve Holding Corp. (Nuvve) (Nasdaq: NVVE), a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform designed to enable electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid and provides other grid services, today provided a fourth quarter and full-year 2022 update.
 Fourth Quarter Highlights and Recent Developments

•Megawatts under management increased 7% to 17.4 megawatts at December 31, 2022 compared to 16.3 at September 30, 2022; backlog was 4.1 million at December 31, 2022 compared to $4.2 million at September 30, 2022
•Expanded participation in California’s Emergency Load Reduction Program with San Diego Gas & Electric to San Diego County's Ramona Unified School District through Nuvve V2G enabled DC fast chargers that power a fleet of eight electric school buses
•Represented 10 school district customers in their successful bids to secure awards of $24.2 million in EPA Clean School Bus Rebate Program funding, supporting the future deployment of 61 V2G capable electric school buses and orders for Nuvve V2G-capable DC fast chargers; facilitated another two districts totaling 28 buses in their successful bid process
•Subsequent to the end of fourth quarter 2022, we announced partnership with Circle K to provide grid services to electric vehicle fast chargers at 50 of Circle K's service stations and three to five stationary storage sites in Norway and Denmark; potential to expand further in the Nordics and beyond
•Reduced cash operating costs in fourth quarter 2022 on a sequential basis to $7.7 million versus $7.8 million in the third quarter
•Cash and cash equivalents of $15.8 million as of December 31, 2022
Management Discussion

Gregory Poilasne, chief executive officer of Nuvve, said, “Nuvve concluded what was a disappointing 2nd half of 2022 with positive momentum late in the fourth quarter and to start 2023. The fourth quarter was a foundational period for future growth at Nuvve. We believe the awarding of electric school bus and hardware funding to Nuvve school district customers through the EPA Clean School Bus Rebate Program in October, along with a 24-unit order from LAUSD in the first quarter of 2023, positions the company well for a significant step-up in orders and revenues for Nuvve’s V2G-capable DC fast chargers in the year ahead. Further, we made progress on our initiative to more aggressively grow our megawatts under management and potential grid service revenues through opportunities that allow us to integrate our V2G platform with pre-existing third party unidirectional infrastructure, thus reducing reliance on large scale hardware roll-outs and what can at times be burdensome interconnection delays. This has so far culminated in the Circle K partnership we announced last month, which we are in the process of ramping up, and we are optimistic about other similar opportunities in the coming quarters. As we look ahead, and with the first quarter of 2023 nearly complete, we expect to report record DC fast charger orders in the first quarter and higher hardware shipments than we saw during any quarter in 2022 and 2021. As we move past the first quarter of 2023, we see further tailwinds as we realize revenues from EPA grants awarded last year and the benefits from new grid service revenues coming on-line in North America and Europe.”

2022 Fourth Quarter Financial Review

Total revenue was $1.15 million for the three months ended December 31, 2022, compared to $1.25 million for the three months ended December 31, 2021, a decrease of $0.10 million, or 8.2%. The decrease is attributed to a $0.05 million decrease in products and services revenue, and a decrease in grants of $0.05 million. Products and services revenue for the three months ended December 31, 2022 consisted of sales of DC and AC Chargers of about $0.8 million, grid services revenue of $0.2 million, and engineering services of $0.1 million. We experienced a softening of revenue in the fourth quarter as many of our customer were recipients of EPA Clean School Bus Rebates, which will allow them to place orders with Nuvve using rebate awards from the EPA if they delay their purchases until the rebates are awarded 2023.

Cost of product and service revenues for the three months ended December 31, 2022, decreased by $0.4 million to $0.7 million from $1.1 million, and margin increased to 32.7% from 3.0% compared to the same prior year period. Margin improved primarily as a result of higher pricing on hardware charging stations sales and a higher mix of grid service revenues.

Selling, general and administrative expenses consist of selling, marketing, payroll, administrative, finance, and professional expenses. Selling, general and administrative expenses were $7.2 million for the three months ended December 31, 2022, as compared to $6.5 million for the three months ended December 31, 2021, an increase of $0.6 million, or 9.9%. The increases during the three months ended December 31, 2022 was primarily attributable to increases in professional fees related to an annual audit of $0.2 million, rent expenses related to the main corporate office and warehouse of $0.2 million, and legal expenses of $0.3 million, partially offset by a decrease in compensation expenses of $0.4 million, including share-based compensation.
Research and development expenses was flat at $2.0 million for the three months ended December 31, 2022, compared to $1.9 million for the three months ended December 31, 2021. Research and development expenses consist primarily of compensation expenses and subcontractor expenses used to advance Nuvve's platform functionality and integration with more vehicles.
Other income (expense) consists primarily of interest expense, change in fair value of warrants liability and derivative liability, and other income (expense). Other income (expense) increased by $2.02 million of income, from $0.99 million of other expense for the three months ended December 31, 2021, to $1.0 million in other income for the three months ended December 31, 2022. The increase during the three months ended December 31, 2022 was primarily attributable to the change in fair value of the warrants liability and derivative liability.
Net loss includes the net loss attributable to Stonepeak and Evolve, the holders of non-controlling interests in Levo, on our condensed consolidated statements of operations.
Net loss attributable to Nuvve common stockholders decreased by $1.6 million from net loss of $9.5 million for the three months ended December 31, 2021, to $7.9 million of net loss for the three months ended December 31, 2022. The decrease in net income was primarily due to an increase in operating expenses of $0.3 million, partially offset by increase in other income of $2.0 million for the aforementioned reasons.
Net Loss Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.1 million for the three months ended December 31, 2022.
Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Levo, an entity formed by us with Stonepeak and Evolve. We own 51% of Levo's common units and Stonepeak and Evolve own 49% of Levo's common units. We have determined that Levo is a variable interest entities in which we are the primary beneficiary. Accordingly, we consolidate Levo and record a non-controlling interest for the share of the Levo owned by Stonepeak and Evolve during the three months ended December 31, 2022.

Conference Call Details
Nuvve will hold a conference call to review its financial results for the fourth quarter of 2022, along with other company developments at 10:00 AM Eastern Time (7:00 AM PT) today, Friday, March 31, 2023.

To participate in the call, please register for and listen via a live webcast, which is available in the ‘Events' section of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Forward Looking Statements

The information in this press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Nuvve and Nuvve's strategy, future operations, estimated and projected financial performance, prospects, plans and objectives are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nuvve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. In addition, Nuvve cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) risks related to the rollout of Nuvve's business and the timing of expected business milestones; (ii) Nuvve's dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; (iii) Nuvve's ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Nuvve's accounting staffing levels; (iv) Nuvve's current dependence on sales of charging stations for most of its revenues; (v) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; (vi) potential adverse effects on Nuvve's backlog, revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by Nuvve; (vii) the effects of competition on Nuvve's future business; (viii) risks related to Nuvve's dependence on its intellectual property and the risk that Nuvve's technology could have undetected defects or errors; (ix) the risk that we conduct a portion of our operations through a joint venture exposes us to risks and uncertainties, many of which are outside of our control; (x) that our joint venture with Levo Mobility LLC may fail to generate the expected financial results, and the return may be insufficient to justify our investment of effort and/or funds; (xi) changes in applicable laws or regulations; (xii) risks related to disruption of management time from ongoing business operations due to our joint ventures; (xiii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (xiv) the possibility that Nuvve may be adversely affected by other economic, business, and/or competitive factors; (xv) risks related to the benefits expected from the $1.2 trillion dollar infrastructure bill passed by the U.S. House of Representatives (H.R. 3684); (xvi) risks related to investment strategies and third-party partnerships; (xvii) Nuvve’s identification and evaluation of business opportunities and its ability to capitalize on such opportunities, capture market share, or to expand its presence in certain markets; and (xviii) Nuvve’s ability to continue to grow its business, as well as other risks described in this Annual Report on Form 10-K and other factors described from time to time in our filings with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the Annual Report on Form 10-K filed by Nuvve with the Securities and Exchange Commission (SEC) on March 31, 2023, and in the other reports that Nuvve has, and will file from time to time with the SEC. Nuvve's SEC filings are available publicly on the SEC's website at www.sec.gov.
Use of Projections
This press release contains projected financial information with respect to Nuvve. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this press release, and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.
Trademarks
This press release contains trademarks, service marks, trade names and copyrights of Nuvve and other companies, which are the property of their respective owners.
Nuvve Investor Contact

ICR Inc.
nuvve@icrinc.com
+1 (646) 200-8872

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash	$15,753,896	$32,360,520
Restricted cash	480,000	380,000
Accounts receivable, net	1,121,694	1,886,708
Inventories	11,551,831	11,118,188
Prepaid expenses and other current assets	2,942,145	1,036,645
Total Current Assets	31,849,566	46,782,061
Property and equipment, net	636,944	356,194
Intangible assets, net	1,341,640	1,481,077
Investment in equity securities	1,670,951	670,951
Investment in leases	97,054	—
Right-of-use operating lease assets	5,305,881	3,483,042
Financing receivables	288,872	138,161
Security deposit, long-term	8,682	3,057
Total Assets	$41,199,590	$52,914,543

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,390,422	$5,738,873
Accrued expenses	3,347,399	2,874,018
Deferred revenue	1,221,497	719,771
Operating lease liabilities - current	824,326	41,513
Other liabilities	113,844	110,574
Total Current Liabilities	7,897,488	9,484,749

Operating lease liabilities - noncurrent	5,090,170	3,441,642
Warrants liability	220,884	9,543,000
Derivative liability - non-controlling redeemable preferred shares	359,225	511,948
Other long-term liabilities	393,179	18,860
Total Liabilities	13,960,946	23,000,199

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 3,138 shares issued and outstanding at December 31, 2022 and December 31, 2021; aggregate liquidation preference of $3,464,606 and $3,200,760 at December 31, 2022 and December 31, 2021, respectively.	3,547,765	2,901,899
Class D Incentive units, zero par value, 1,000,000 units authorized, 250,000 units issued and outstanding at December 31, 2022	445,479	—
Stockholders’ Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 and 30,000,000 shares authorized; 24,272,150 and 18,861,130 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	2,427	1,888
Additional paid-in capital	144,073,505	122,336,607
Accumulated other comprehensive income	76,182	113,446
Accumulated deficit	(116,956,528)	(92,937,863)
Nuvve Holding Corp. Stockholders’ Equity	27,195,586	29,514,078
Non-controlling interests	(3,950,186)	(2,501,633)
Total Stockholders’ Equity	23,245,400	27,012,445
Total Liabilities, Mezzanine equity and Stockholders’ Equity	$41,199,590	$52,914,543

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenue
Products and services	$1,104,325	$1,159,308	$4,913,956	$2,920,627
Grants	42,611	90,519	459,427	1,270,138
Total revenue	1,146,936	1,249,827	5,373,383	4,190,765
Operating expenses
Cost of product and service revenue	743,395	1,124,729	4,196,788	2,002,197
Selling, general, and administrative	7,189,826	6,544,104	30,115,571	22,896,125
Research and development	1,955,033	1,949,442	7,976,568	6,524,245
Total operating expenses	9,888,254	9,618,275	42,288,927	31,422,567

Operating loss	(8,741,318)	(8,368,448)	(36,915,544)	(27,231,802)
Other income (expense)
Interest income (expense)	87,026	7,188	134,579	(585,157)
Financing costs	—	—	—	(46,754,794)
Change in fair value of warrants liability	772,762	(952,000)	11,986,462	(312,400)
Change in fair value of derivative liability	172,032	(2,163)	152,723	(14,342)
Other, net	3,619	(39,731)	85,074	282,183
Total other income (expense), net	1,035,439	(986,706)	12,358,838	(47,384,510)
Loss before taxes	(7,705,879)	(9,355,154)	(24,556,706)	(74,616,312)
Income tax expense	800	—	800	1,000
Net loss	$(7,706,679)	$(9,355,154)	$(24,557,506)	$(74,617,312)
Less: Net loss attributable to non-controlling interests	(78,978)	(78,405)	(538,841)	(2,138,272)
Net loss attributable to Nuvve Holding Corp.	$(7,627,701)	$(9,276,749)	$(24,018,665)	$(72,479,040)
Less: Preferred dividends on redeemable non-controlling interests	67,933	62,760	263,846	101,856
Less: Accretion on redeemable non-controlling interests preferred shares	161,466	161,466	645,866	261,505
Net loss attributable to Nuvve Holding Corp. common stockholders	$(7,857,100)	$(9,500,975)	$(24,928,377)	$(72,842,401)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(0.33)	$(0.51)	$(1.19)	$(4.37)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	23,955,356	18,800,005	20,971,896	16,654,495

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(7,706,679)	$(9,355,154)	$(24,557,506)	$(74,617,312)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	64,033	43,494	(37,264)	191,287
Total Comprehensive income (loss)	$(7,642,646)	$(9,311,660)	$(24,594,770)	$(74,426,025)
Less: Comprehensive income (loss) attributable to non-controlling interests, net taxes	(78,978)	(78,405)	(538,841)	(2,138,272)
Comprehensive income (loss) attributable to Nuvve Holding Corp.	$(7,563,668)	$(9,233,255)	$(24,055,929)	$(72,287,753)
Less: Preferred dividends on redeemable non-controlling interests	(67,933)	(62,760)	(263,846)	101,856
Less: Accretion on redeemable non-controlling interests preferred shares	(161,466)	(161,466)	(645,866)	(261,505)
Comprehensive income (loss) attributable to Nuvve Holding Corp. common stockholders	$(7,334,269)	$(9,009,029)	$(23,146,217)	$(71,924,392)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended December 31,
	2022	2021
Operating activities
Net loss	$(24,557,506)	$(74,617,312)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	289,536	167,558
Share-based compensation	5,234,878	4,219,989
Financing costs	—	46,771,276
Beneficial conversion feature on convertible debenture	—	427,796
Accretion of discount on convertible debenture	—	116,147
Change in fair value of warrants liability	(11,986,462)	312,400
Change in fair value of derivative liability	(152,723)	—
Loss on disposal of asset	—	1,326
Gain on extinguishment of PPP Loan	—	(492,100)
Noncash lease expense	421,183	3,636
Change in operating assets and liabilities
Accounts receivable	763,302	(887,697)
Inventory	(433,644)	(10,065,710)
Prepaid expenses and other assets	(2,072,001)	(693,756)
Accounts payable	(3,346,937)	2,780,890
Accrued expenses	1,340,918	2,138,574
Deferred revenue	417,481	626,265
Net cash used in operating activities	(34,081,975)	(29,190,718)
Investing activities
Proceeds from sale of property and equipment	—	7,649
Purchase of property and equipment	(438,045)	(273,124)
Investments in equity securities	(1,000,000)	—
Net cash used in investing activities	(1,438,045)	(265,475)
Financing activities
Proceeds from Newborn Escrow Account	—	58,184,461
Redemption of Newborn shares	—	(18,629)
Issuance costs related to reverse recapitalization and PIPE offering	—	(3,970,657)
Proceeds from PIPE offering	—	14,250,000
Repayment of Newborn sponsor loans	—	(487,500)
Repurchase of common stock from EDF	—	(6,000,000)
Newborn cash acquired	—	50,206
Purchase of stock from investor	—	(2,000,000)
Payment of financing costs	—	(1,000,000)
Payment of finance lease obligations	(9,691)	(5,839)
Proceeds from forward option put exercise	1,994,073	—
Proceeds from exercise of pre-funded warrants related to Direct Offering	185	—
Proceeds from Direct Offering of common stock, net of offering costs	13,069,815	—
Proceeds from common stock offering, net of offering costs	3,763,494	—
Proceeds from exercise of stock options	245,748	576,528
Issuance Costs Related to Preferred Stock	—	(2,956,248)
Issuance of Redeemable Preferred Stock	—	3,138,000
Payment of Preferred Stock dividends	—	(39,096)
Net cash provided by financing activities	19,063,624	59,721,226
Effect of exchange rate on cash	(50,228)	199,592
Net increase in cash and restricted cash	(16,506,624)	30,464,625
Cash and restricted cash at beginning of year	32,740,520	2,275,895
Cash and restricted cash at end of year	$16,233,896	$32,740,520

Supplemental Disclosure of cash information:
Cash paid for income taxes	$—	$800

NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Unaudited)
	Years Ended December 31,
	2022	2021
Supplemental Disclosure of Noncash Financing Activity
Conversion of preferred stock to common stock	$—	$1,679
Conversion of debenture and accrued interest to common shares	$—	$3,999,435
Conversion of shares due to reverse recapitalization	$—	$3,383
Beneficial conversion feature	$—	$—
Issuance of common stock for merger success fee	$—	$2,085,299
Non-cash merger transaction costs	$—	$2,085,299
Accrued transaction costs related to reverse recapitalization	$—	$189,434
Issuance of private warrants	$—	$1,253,228
Forgiveness of PPP Loan	$—	$492,100
Issuance of Stonepeak and Evolve warrants	$—	$30,234,000
Issuance of Stonepeak and Evolve options	$—	$12,584,000